UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 1-A/A

(Amendment No. 1)

REGULATION A OFFERING CIRCULAR

UNDER THE SECURITIES ACT OF 1933

EX-IM AMERICA LTD
(Exact name of registrant as specified in its charter)

Wyoming	33-1669157
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7374 / 5099 / 5199
Primary Standard Industrial Classification Code Number

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Luis J Vega

President

4040 Broadway

San Antonio, TX 78209

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Luis J. Vega

Ex-Im America Ltd.

4040 Broadway

San Antonio, TX 78209

(956) 877-5121

info@simultrayd.com

PRELIMINARY OFFERING CIRCULAR

An offering statement pursuant to Regulation A relating to these securities has been filed with the United States Securities and Exchange Commission. Information contained in this Preliminary Offering Circular is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the United States Securities and Exchange Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

10,000,000 SHARES OF COMMON STOCK

EX-IM AMERICA LTD (SIMULTRAYD)

Common Stock

This is the initial public offering of securities of Ex-Im America Ltd. (the “Company,” “we,” “our,” and “us”), a Wyoming corporation. We are offering 10,000,000 shares of common stock at $1.50 per share in a Tier 1 Offering under Regulation A.

The Offering will end upon the earliest of: (1) the sale of 10,000,000 shares, (2) one year after the SEC qualifies this Offering, or (3) at the Company’s discretion. This Offering is on a “best efforts” basis with no minimum amount required. Funds received will be sent directly to the Company for immediate use as described elsewhere in the registration statement.  No escrow account will be established in connection with the offering. Investors who are qualified are invited to purchase a minimum of 100 shares ($150).

Funds will be available to the Company immediately, and subscriptions are irrevocable. If we reject a subscription, the funds will be refunded within 10 days of such rejection. Otherwise, proceeds may be used immediately in accordance with the Use of Proceeds described herein.

We plan to list our Common Stock on the OTCQB, however there is no assurance that these efforts will be successful. We will attempt to find assistance in the filing of a Rule 211 application with FINRA to obtain a trading symbol, but our shares may not be quoted, and there may be no public market for our stock.

We have elected reduced reporting requirements in compliance with Tier 1 Regulation A. For this reason, there will be no ongoing SEC reporting obligations after this Offering.

THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 6.

	Maximum Number of Shares	Offering Price	Commissions	Net Proceeds to the Company before expenses
Per Share	1	$1.50	-	$1.50
Total	10,000,000	$15,000,000	-	$15,000,000

Footnote: The Company does not anticipate any filing fees, broker commissions, or other related fees for this offering. Brokers will not be engaged in this transaction.

THE SEC DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

The date of this offering circular is December 20, 2024

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OFFERING CIRCULAR SUMMARY

About Ex-Im America Ltd.:

Ex-Im America Ltd., also known as SimulTrayd, was incorporated in Wyoming on October 28, 2024. Prior to being incorporated, the company operated as a sole proprietorship beginning on January 1, 2022. It is the parent company of this SimulTrayd platform, operating under the domain simultrayd.com. The Company's core mission is to provide a seamless platform for optimizing global trade through export-import arbitrage. By utilizing cutting-edge AI-driven solutions, the Company enables users, ranging from novice traders to seasoned professionals, to capitalize on global market inefficiencies.

The company is currently undergoing a capital raise under Regulation A, Tier 1, to scale its platform and operations. Funds raised will be allocated toward marketing efforts, platform enhancement, and working capital for expanding its user base and services.

The Offering

Shares of common stock offered by us	at a maximum of 10,000,000 shares. There is no minimum number of shares that must be sold by us for the offering to close.
Use of proceeds

Prioritizing the completion and launch of its core web platform and mobile app, including acquiring high-quality economic and trade data to support key user groups such as exporters, importers, ex-im traders, freight forwarders, day traders, and spread investors. Supporting critical operational needs such as server infrastructure and office facilities to sustain platform functionality and expansion. Building a coordinated executive team and support staff to oversee marketing, administrative, and operational roles. Increasing visibility and awareness of the Company’s services through targeted campaigns and automated outreach to grow the user base effectively.

Termination of the offering

This offering will terminate upon the earliest of the following: (1) The sale of 10,000,000 shares, (2) One year after the offering is qualified by the SEC, or (3) At any time earlier if the Company chooses to terminate the offering at its discretion.

Risk factors

Investing in our common stock carries a high degree of risk. There is currently no public market for the common stock, and there is no guarantee that a market will ever develop. Please review the sections entitled "Risk Factors" and "Dilution" before making an investment decision.

Trading Market

Currently, there is no established trading market for the Company’s common stock. The Company plans to file a Rule 211 application through OTC Markets to list on OTCQB. The listing is subject to approval and qualification by OTC Markets. However, this process is not guaranteed to succeed, and there is no assurance that a market for the shares will develop. Even if the common stock is quoted or listed, there may still be no active trading market for the shares.

Even if the Company’s common stock is quoted or granted listing, a market for the common shares may not develop.

As a Tier 1 issuer under Regulation A the Company is not required to be a fully reporting company, and therefore, certain exemptions available to "emerging growth companies" under the JOBS Act may not directly apply. However, if and when we decide to become a fully reporting company under the Securities Exchange Act of 1934, we could qualify as an "emerging growth company" due to having less than $1.0 billion in annual revenue. This would allow us to benefit from several reduced regulatory and reporting requirements, including:

•	Financial Statement Exemptions: Only two years of audited financial statements and related Management’s Discussion and Analysis would be required in an initial registration statement, rather than the usual five years.
•	Delayed Adoption of New Accounting Standards: Emerging growth companies can delay adopting new or revised accounting standards that apply to public companies until they apply to private companies.
•	Reduced Disclosure Requirements: There would be less extensive disclosure about executive compensation arrangements, and we would be exempt from the “say on pay” and “say on golden parachute” provisions of the Dodd-Frank Act, which mandate non-binding shareholder votes on executive compensation.

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Additionally, as a Tier 1 issuer, we will not be subject to Section 404(b) of Sarbanes-Oxley, which requires auditor attestation of internal controls, and certain provisions of the Dodd-Frank Act concerning executive compensation and shareholder approval of executive compensation would not be required.

We will remain classified as an emerging growth company until the earliest of the following:

1.	The fiscal year following the fifth anniversary of this offering,
2.	The fiscal year in which our gross revenues exceed $1 billion,
3.	The date we issue more than $1 billion in non-convertible debt over three years, or
4.	The fiscal year in which the market value of our non-affiliated common stock exceeds $700 million at the end of the second quarter.

Although these benefits provide flexibility, our goal remains to transition to an Exchange Act reporting company, but we cannot guarantee the timeline for this transition. This process will be influenced by our growth and operational needs.

 RISK FACTORS

1.	The Company is an Early-Stage Company with Limited Financial Resources

The Company is still in its early stages of development and, while we have made progress with our global trade and arbitrage platform. Our model depends on both subscription fees and transaction-based earnings, but without substantial revenue growth or securing external financing, our ability to scale and continue as a going concern remains uncertain. There is no assurance that we will raise additional funds or that revenue will grow sufficiently to cover operating costs.

2.	Global Instability and Economic Factors May Impact Our Business Operations

Ongoing geopolitical conflicts, including those in Ukraine and Israel, coupled with rising global inflation, could create significant uncertainties that affect the Company’s business. Supply chain disruptions, commodity price volatility, and fluctuating international markets may limit profitable arbitrage opportunities on our platform, negatively impacting our growth potential and user experience. Incremental pricing increases may impact investor decisions, and there is no guarantee of market acceptance at higher price points.

3.	Dependence on Executive Leadership for Strategic Direction and Growth

The Company's success heavily relies on its executive team, including CEO William Westbrook, CFO Luis Vega, and CIO Joerg Storm, each of whom contributes unique expertise and vision. The loss of any key executive without a suitable replacement could disrupt our operations significantly. While efforts are being made to attract and retain top talent, finding equally skilled replacements may be challenging. Additionally, the Company currently lacks key-man insurance for these leaders, which adds to this risk.

You should be aware that there are various risks to an investment in our common stock. You should carefully consider these risk factors, together with all other information included in this offering circular, before deciding to invest in shares of our common stock. If any of the following risks were to develop, our business, financial condition, results of operations, and/or prospects could be materially adversely affected. In such a case, the market price of our common stock, if any, could decline, and investors may lose all or part of their investment.

Risks Related to the Business

You should carefully consider the following risks, along with all other information in this offering circular, before deciding to invest in our common stock. If any of these risks materialize, our business, financial condition, results of operations, and/or prospects could be materially adversely affected.

4.	Reliance on Experienced Management and Third-Party Advisors for Regulatory Compliance

While CEO William Westbrook and CFO Luis Vega bring considerable experience in managing public companies, the Company continues to rely on third-party advisors to ensure full regulatory compliance with SEC standards. Any delays or errors in financial reporting or compliance could negatively impact our operations. However, the management team’s familiarity with SEC rules and requirements mitigates this risk to some extent.

5.	Economic Uncertainty Due to Inflation and Commodity Market Volatility

Inflationary pressures and commodity market volatility pose risks to the Company’s business model, which depends on global trade and arbitrage. Rising inflation could reduce the profitability of trades on our platform, and price fluctuations in commodity markets may affect transaction volumes and frequency, potentially resulting in reduced revenue and lower platform utilization.

6.	Offering Conducted on a "Best Efforts" Basis, Limiting Available Capital

This offering is conducted on a "best efforts" basis, with no minimum capital required to be raised. If we fail to secure sufficient funding, we may not fully implement our business plan, and our operations could be negatively impacted. This structure increases the risk that investors may lose part or all of their investment.

7.	Potential Dilution Through Future Stock Issuances

To finance our operations and meet obligations, the Company may issue additional shares of common stock. This could dilute the ownership of existing shareholders and potentially reduce the value of their investment. Additionally, any convertible instruments or discounted stock offerings for funding purposes could further dilute the value of our common stock.

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8.	Lack of Public Market and Liquidity for the Company’s Common Stock

Currently, there is no established public market for our common stock. Even if our shares become quoted on the OTC market, liquidity may be limited, and prices could be volatile. There is no guarantee that a public market will develop or that investors will be able to trade their shares.

9.	No Anticipated Dividends in the Foreseeable Future

The Company has never paid cash dividends on its common stock, nor does it anticipate paying dividends in the near future. Investors should expect any return on their investment to depend solely on potential stock price appreciation, which carries no guarantee.

10.	New Enterprise

The Company is in the organization stage and has no operating history or revenues.  The Company's operations are subject to all the risks inherent in the establishment of a new business enterprise, including the absence of a history of operations.

11.	Offering Price

The offering price of $1.50 per share has been determined arbitrarily by the officers and directors of the Company.  Because this is a newly formed business, the offering price cannot be based on traditional criteria such as historical or projected earnings or book value.  The organizers did not retain an independent investment banking firm to assist in determining the offering price.  No assurance is or can be given that any of the Common Stock could be resold for the offering price or for any other amount.

12.	Dividends

It is not anticipated that the Company will distribute any cash dividends to its shareholders in the foreseeable future.  The availability of funds for distributions to shareholders will depend upon the earnings of the Company and its ability to pay dividends.  Earnings of the Company, if any, are expected to be retained by the Company for the foreseeable future in order to finance its operations.

13.	No Established Trading Market

There is presently no market for the Company's Common Stock, and there is no assurance that a market for the Common Stock will develop in the foreseeable future.  Purchasers of the Common Stock in this offering must, therefore, be willing to bear the risks of an investment in the Common Stock for an indefinite period of time.

14.	Best Efforts and Dependence on Proceeds

The shares of Common Stock are being offered for sale on a "best-efforts" basis by the executive officers of the Company. There is no assurance that all of the Shares will be sold and the Company funded as contemplated.  The Company is entirely dependent upon the proceeds received from the sale of Shares offered hereby in order to carry out its business operations as planned.  Because of factors beyond the control of the Company,  there is no assurance that the Shares will be sold or that, even if the Company receives the proceeds of this offering, its operations can be carried out as planned.

15.	Further Financing of Operations

The proceeds of this offering are considered to be sufficient to initiate the operations of this Company, and it is anticipated that future growth may be funded out of the operations of the Company.  There is no assurance, however, that the Company will achieve sufficient earnings to fund such growth.  Consequently, it may be necessary for the Company to seek further capital financing, and there is no assurance that such financing will be available on terms acceptable to the Company.

For all the foregoing reasons and others set forth herein, an investment in the Company’s securities in any market which may develop in the future involves a high degree of risk.

USE OF PROCEEDS

The proceeds from this offering will be used for operational expenses, product development, and marketing. If all shares are not sold, proceeds will be allocated proportionally to priority needs, as outlined in the Use of Proceeds table below.

USE OF PROCEEDS
Summary	(Min)	(Max)
Production	$940,000	$7,050,000
G&A	$1,060,000	$7,950,000
Total	$2,000,000	$15,000,000

Broken Out	(Min)	(Max)
Production
Systems	$340,000	$2,550,000
Support	$200,000	$1,500,000
Equipment	$400,000	$3,000,000

G&A
Facilities	$40,000	$300,000
Marketing	$60,000	$450,000
Legal	$160,000	$1,200,000
Consulting	$40,000	$300,000
Licensing	$40,000	$300,000

Personnel
Wages	$720,000	$5,400,000

Total	$2,000,000	$15,000,000
Monthly	$166,667	$1,250,000

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The Company is committed to maintaining financial discipline by making substantial investments only when revenue or available resources are sufficient to cover expenses, ensuring a sustainable growth trajectory. This measured approach is intended to optimize operational resilience while driving platform expansion and user acquisition.

THE OFFERING

The offering will be conducted at the price of $1.50 per share. There is no minimum number of shares required for the offering to close, and the Company will retain the proceeds from any shares that are sold. Should only a limited number of shares be sold, our executive management will seek to raise additional funds privately to support our business plan. However, there can be no assurances regarding the success of such efforts. Investors in this offering may, therefore, incur the risk of losing their entire investment.

The shares offered in this transaction will be sold directly by the executive officers of the Company on a "best efforts" basis, with no minimum number of shares or proceeds required. Initially, the Company will not use commissioned broker-dealers for sales but may choose to do so later, which could increase offering expenses. If commissioned sales agents or underwriters are engaged, the Company will update this Form 1-A to describe the arrangement. No compensation will be paid to any principal, officer, or affiliated party in connection with the sale of shares. The Company is relying on Rule 3a4-1 of the Securities Exchange Act of 1934, which allows associated persons of the issuer to avoid being classified as brokers under certain conditions, such as performing substantial duties for the issuer and limiting their securities transactions.

Funds received from investors will be available to the Company immediately upon acceptance. Subscribers are instructed to transfer funds by wire, credit/debit card, or ACH transfer directly to the Company’s designated account. If the Company rejects a subscription within ten days of receipt, funds will be promptly returned without interest. the Company reserves the right to terminate or extend the offering at its discretion, as permitted under Regulation A.

Upon SEC qualification of the Offering Statement, the Company will accept funds for share purchases. This “best efforts” offering will make funds immediately accessible to the Company for use upon acceptance. Investors will need to complete a subscription agreement attached hereto to participate.

Funds will be deposited directly into the Company’s designated account and will be immediately available for use. If a subscription is rejected, funds will be returned to the investor within ten days without deduction or interest. A confirmation of acceptance will be sent to subscribers. All inquiries regarding the offering should be directed to the Company.

The offering will commence once this Offering Circular is qualified by the SEC and will continue until all shares are sold or the offering is terminated. Investors are required to ensure their form of payment clears and represents immediately available funds before the subscription period ends. The minimum investment for an individual is $150.00. If a subscription is rejected, funds will be returned within ten days without deduction or interest.

The Company reserves the right to accept or reject subscriptions, in whole or in part, for any reason. Rejected funds will be returned promptly without deduction or interest.

Exchange Listing

The purchase of common stock in this offering involves risk. Currently, no market exists for our stock. The Company intends to file for OTCQB listing through OTC Markets, subject to their approval process.

If our shares are quoted on the OTCQB or Pink Sheets, we will seek DTC eligibility to facilitate electronic trading. While not required for trading, DTC eligibility supports more efficient trades. There are no assurances that our shares will be listed or that we will achieve DTC eligibility or, if we do, how long that process may take.

Pricing of the Offering

The offering price of $1.50 per share is arbitrary and does not correlate with book value, assets, or earnings. This price was determined based on management's expectations and comparative company prospects. No valuation or appraisal has been prepared. There is no guarantee of a public market or that shares will trade above the offering price.

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Investment Limitations

Tier 1 offerings under Regulation A have fewer restrictions, with no limit on shares an investor may purchase, subject to state "blue sky" laws. Accredited investors may purchase shares without limitation, while non-accredited investors are encouraged to review financial suitability, especially if shares do not trade on a national exchange. Accredited investor criteria include individuals with a net worth exceeding $1 million (excluding primary residence), and/or income in excess of $200,000 in the past 2 years.

Procedures for Subscribing

The minimum investment is $150. Subscription agreements and instructions are available at https://www.simultrayd.com/investors.html. The Company may accept or reject subscriptions at its discretion. Upon acceptance, shares will be issued at closing, and subscriptions are complete.

Suitability and Share Issuance History

Investment in the shares being offered hereby is suitable only for persons who have substantial financial resources in relation to their investment and who understand both the tax consequences and particular risk factors of this investment. In addition, an investment in the Shares is suitable only for a person who needs no liquidity in this investment and is willing to accept substantial restrictions on transfer of the Shares (See “Risk Factors”).

Non-accredited investors may invest up to 10% of their net worth or annual income (excluding the primary residence). Accredited and sophisticated investors are deemed capable of evaluating investment risks.

DILUTION

“Dilution” represents the difference between the offering price of the common stock in this offering and the net book value per share immediately after the offering is completed. "Net book value" is calculated by subtracting total liabilities from total assets. Given the relatively low net book value of our current common stock, the dilution in this offering is significant. Assuming the full sale of all shares offered, purchasers in this offering would experience a dilution of up to 70% in the value of their purchased shares.

The following table illustrates the dilution to the purchasers of the common stock offered in this offering:

	Assuming the sale of offered shares:
	3,500,000	10,000,000

Offering Price Per Share	$1.50	$1.50

Book Value Per Share Before the Offering	-0-	-0-

Book Value Per Share After the Offering	$0.27	$0.46

Net Increase to Original Shareholders	$0.27	$0.46

Decrease in Investment to New Shareholders	$1.23	$1.04

Dilution to New Shareholders (%)	82	70

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DIVIDEND POLICY

We have never paid cash or any other form of dividend on our common stock, and we do not anticipate paying cash dividends in the foreseeable future. Moreover, any future credit facilities might contain restrictions on our ability to declare and pay dividends on our common stock. We plan to retain all earnings, if any, for the foreseeable future for use in the operation of our business and to fund the pursuit of future growth. Future dividends, if any, will depend on, among other things, our results of operations, capital requirements and on such other factors as our board of directors, in its discretion, may consider relevant.

 MARKET FOR OUR SECURITIES

There is currently no public market for our common stock, and one may never develop. We plan to seek OTC Markets assistance to file an application with FINRA for our shares to be quoted on the OTCQB or Pink Sheets following this offering. However, there is no guarantee that this application will be accepted or when approval might occur. Even if accepted, there is no assurance that:

•	A market for our shares will develop,
•	Our shares will trade at any specific price, or
•	An active, liquid trading market will emerge.

Additionally, our shares may be subject to penny stock regulations, affecting liquidity and marketability. Rule 3a51-1 of the Exchange Act defines a "penny stock" as any equity security with a price below $5.00 per share, which may apply to our shares in the future. Penny stock classification requires brokers to complete suitability determinations and additional disclosures before completing transactions, which could reduce market activity and liquidity for our shares.

MANAGEMENT'S DISCUSSION AND ANALYSIS

Note Regarding Forward-Looking Statements

Certain statements in this offering circular are forward-looking, including those regarding our business plans, financial resources, and future performance. Words such as “anticipate,” “believe,” “expect,” and similar expressions generally identify these statements, which are subject to risks and uncertainties. Actual results may differ due to various factors, and we undertake no obligation to update forward-looking statements after the date of this circular.

Overview

This discussion should be read with the accompanying financial statements and notes in this offering circular. As a development-stage company, past results may not reflect future performance. Moreover, the Company has no sales to date and its business plan has not yet been implemented.

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Operations

The Company’s business plan centers on developing a platform to offer trading resources and tools for users. Our revenue model is built on two primary streams:

1.	Revenue Model Description:
	○	Subscription Revenue: Subscription fees provide users with access to premium platform features, including enhanced tools, data, and insights, with various tiered pricing levels.
	○	Trade Revenue: Transaction fees are collected on each trade processed through our platform, allowing users to benefit from high-frequency or bulk trades.

We plan to use funds raised to enhance the app, secure essential partnerships, and launch marketing initiatives. Key milestones include:

1.	Platform Development: Completion of the app and testing, with release projected after regulatory review.
2.	Partnership Agreements: Securing agreements with key partners to support app functionality.
3.	Marketing: Social media campaigns to increase awareness, initially targeting the digital trading community.

Liquidity

The Company currently relies on shareholder funding and business associates for financial support. If revenue or additional funding is not obtained, we may renegotiate payment terms for development expenses to continue operations.

1.

User Growth and Market Demand:

The projected adoption rate for the Company’s platform is based on both increasing demand for streamlined export-import operations and a large addressable market. We anticipate substantial user acquisition due to the platform's competitive advantage, particularly in sectors where traditional systems create inefficiencies.

2	Scalability and Transaction Volume:

○

Subscription Revenue:

Our subscription model leverages tiered pricing, capturing a wide user base, from individual traders to large organizations. This flexible pricing approach supports high user retention and revenue per user growth.

○

Trade Revenue:

Trade-based revenue, the primary driver, is projected to increase as transaction volumes grow. The platform’s AI-driven architecture can handle high transaction throughput, allowing rapid scaling without compromising performance.

3.

Economies of Scale and AI Optimization:

The Company’s AI-driven backend continuously improves operational efficiency by optimizing trading matches and streamlining communication. This scalability ensures that as user and transaction volume increases, operational costs remain controlled, directly supporting profitability.

Accounting Policies and Standards

We have adopted relevant accounting standards, and as an emerging growth company, we may delay compliance with new standards until they apply to private companies.

Critical Accounting Policies

Preparation of our financial statements requires management to make estimates and assumptions, impacting reported values. Significant accounting policies are outlined in Note 2 to the financial statements included in this offering circular.

Seasonality and Off-Balance Sheet Arrangements

We do not expect significant seasonality in our business and have no off-balance sheet arrangements or commitments beyond public company operational costs.

BUSINESS

The website simultrayd.com, developed under the Company, was established in Wyoming October 28th 2024 with the mission to transform global trade by automating and optimizing export-import arbitrage transactions. Using AI technology, the Company identifies profitable trade opportunities in real-time, connecting traders, exporters, and importers to streamline deal execution and communication.

The Company has partnered with iTappBox to develop a robust, cutting-edge platform designed for both iOS and Android. Leveraging iTappBox’s expertise in building powerful, low-code applications, the Company platform combines rapid, efficient development with a tailored user experience. Key platform features include AI-driven trade matching, automated logistics workflows, and a personalized user dashboard. This suite of features is crafted to meet the needs of exporters, importers, freight forwarders, and investors, enhancing cost-efficiency, process transparency, and profitability. With iTappBox’s focus on automation and streamlined workflow management, the Company users benefit from a seamless and scalable solution designed to optimize global trade operations and provide competitive advantages in a fast-paced market.

Company is raising capital through this Regulation A offering (Form 1- A/A ) to continue platform development, marketing, and working capital needs. For more information, visit www.simultrayd.com.

Competition

SimulTrayd operates in a niche market at the intersection of data-driven economics and global trade platforms, competing with companies leveraging advanced data analytics, such as the MIT Observatory of Economic Complexity (OEC), and trade platforms like Alibaba and Tridge. Unlike traditional trade facilitators or data providers, SimulTrayd uniquely combines real-time economic intelligence and marketplace functionalities to identify and execute export-import arbitrage opportunities. To date, no known competitor globally integrates both robust data analytics and dynamic trade execution as a unified system, positioning SimulTrayd as a pioneer in optimizing international trade with precision and efficiency.

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Employees

Currently, the Company has no full-time employees. Mr. Westbrook plans to dedicate approximately 20-30 hours and Luis J. Vega plans to dedicate approximately 10-20 hours of their time to the Company both on a part time basis, with plans to expand the team once financial resources are secured.

Facilities

The Company currently operates out of home offices, with no additional costs or formal lease agreement. Office plans may be revisited based on business needs.

Litigation

The Company is not involved in any litigation.

No Operations

The Company has no operations or revenue to date.  The description of the Company’s business plan in this section in the early stage of implementation.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our management consists of:

Directors
Name	Age	Title
William Westbrook	48	Chairman & CEO

Luis Vega	58	President/Treasurer & CFO/Chief of Staff

Steve Messina	56	Secretary & CTO

A. Hakeem Wahed	53	VP & Chief of Trade

Advisors
Name	Age	Title
Dr. Joerg Storm	50	Board Advisor & CIO

Michelle A/B. Morris	59	Board Advisor & CIRO

Richard Peters	55	Board Advisor & CXO

Management Bios

William Westbrook - Chairman & CEO

William Westbrook brings over 20 years of experience in financial management, corporate strategy, and international trade. His leadership background spans roles as CFO of Quantum Energy Corporation, founder of SoOum Corp., a public company specializing in global trade arbitrage, Management Consultant to Aspen Technologies, Budget Director for Romney for President 2008 and Assistant Controller of Lennar Corp Land Division. William’s expertise covers SEC compliance, public company governance, capital raising, and financial strategy, which are instrumental as he guides the Company’s growth and operational execution.

Luis J. Vega - President/Treasurer & CFO/Chief of Staff

Luis Vega provides the Company with robust financial oversight and strategic planning expertise. As CFO, he ensures financial compliance and directs the company’s fiscal strategy. With a strong background in finance and operations, Luis has developed systems for financial reporting, budgeting, and regulatory compliance, bringing practical experience from both private and public sectors. His focus on building the Company's financial framework and supporting the leadership team with data-driven insights is foundational to the company’s fiscal health and growth trajectory.

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Steve Messina - Secretary & CTO

Steve Messina oversees the Company's technology development and integration efforts as Chief Technology Officer. His background in software engineering, systems architecture, and product development is pivotal in managing the Company's technical infrastructure and advancing the digital platform. Steve has successfully led cross-functional teams through complex projects and has implemented scalable technology solutions that support growth. As Secretary, he also assists with governance and compliance duties, helping streamline operational efficiencies across departments.

A. Hakeem Wahed - Vice President & Chief of Trade

Hakeem Wahed leads the Company’s trade operations, bringing extensive experience in international trade, logistics, and supply chain management. His background includes facilitating cross-border transactions, managing import/export regulations, and optimizing global supply chain processes. Hakeem’s focus on efficiency, compliance, and cost-effective trading strategies supports the Company’s commitment to delivering quality and timely trade solutions. His role is essential for executing the operational side of the Company’s mission and managing international partnerships.

Dr. Joerg Storm - Board Advisor & CIO

Dr. Joerg Storm serves as Chief Information Officer and a key advisor to the board, bringing a wealth of knowledge in AI, digital transformation, and enterprise technology. With past leadership roles at Siemens and Mercedes-Benz, Joerg is skilled in aligning advanced technologies with business goals. His strategic insight into emerging technologies and digital trends helps position the Company as an innovative and future-ready company, leveraging AI and data analytics to drive operational improvements and enhance customer value.

Michelle A.B. Morris - Board Advisor & CIRO

Michelle Morris, as Chief Investor Relations Officer, provides the Company with invaluable expertise in securing funding and building financial resilience. With over 25 years in the industry, she has supported numerous small to medium-sized businesses in obtaining capital, working with a network of lenders to connect businesses with funding opportunities. Michelle’s background in corporate credit, risk mitigation, and strategic financial consulting enables her to advise the Company on financing strategies, revenue planning, and investor relations, essential for both current operations and future growth.

Richard Peters - Board Advisor & CXO

Richard Peters is the Chief Experience Officer (CXO) at the Company, where he has rigorously tested and optimized the platform from every user perspective since 2021. A former Army enlistee and West Point attendee, Richard also brings over 31 years of experience as a deputy sheriff, including roles such as ADA Coordinator for a county jail.

Possible Conflicts of Interest

The Company’s officers and directors, including Chairman William Westbrook and CIO Dr. Joerg Storm, may have external business commitments. While they are not contractually required to work full-time, all officers are expected to uphold their fiduciary duties to the Company.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for all employees, focusing on honesty, transparency, legal compliance, and accountability.

Board of Directors

The board consists of two directors, serving one-year terms. Directors currently receive no compensation. The Company intends to form an audit and compensation committee once independent members join the board. Directors will be reimbursed for any company-related expenses, and liability insurance for officers will be sought when financially feasible.

Executive Compensation

No officer or director currently has a written employment or compensation agreement. The Board will determine compensation based on Company performance and financial status, with formal agreements planned when annual sales reach $10 million.

Stock and Option Awards

The Company has not issued any stock options, awards, or grants, and there are no equity award arrangements at this time.

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PRINCIPAL SHAREHOLDERS

The Company issued 100,000 shares of common stock to William Westbrook and 100,000 shares of common stock at par value Luis Vega on November 3, 2024. The initial incorporator of the company is William Westbrook, who also serves as Chairman. The original directors are William Westbrook and Luis J. Vega. On November 3, 2024 the original directors expanded the board and executive team to the following: William Westbrook, Chairman & CEO, Luis Vega, President/Treasurer & CFO/Chief of Staff, Steve Messina, Secretary & CTO, A. Hakeem Wahed, Vice President & Chief of Trade, Joerg Storm, Board Advisor & CIO, Michelle A.B. Morris, Board Advisor & CIRO, Richard Peters, Board Advisor & CXO. The board intends to issue equity as part of these appointments, pending board consent.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The current promoters of the Company are the Company’s own officers and directors.

Director Independence and Board Structure

Our Board of Directors consists of four members: William Westbrook, Luis J. Vega, Steve Messina, and A. Hakeem Wahed. We do not currently have a majority of independent directors, nor are we required to meet NASDAQ independence standards as we are not listed. If the board is expanded in the future, we intend to consider independent members to strengthen governance.

Board Committees

We have not established formal board committees, such as Audit, Compensation, or Nominating Committees. The board collectively performs these functions, which is appropriate given our current size and stage. Since our securities are not exchange-listed, we are not required to have specific committees.

Director Nomination Policy

The board does not have a formal policy for handling shareholder recommendations for director candidates, nor a structured process for identifying or evaluating nominees. In the absence of shareholder nominations to date, the board has managed director selections internally. Future nominations will be considered collectively by all board members.

Audit Committee Financial Expert

Our board does not currently include an "audit committee financial expert" as defined in Item 407(d)(5) of Regulation S-K. While we do not currently have an independent financial expert, we believe our board members collectively possess the experience necessary to oversee financial reporting and internal controls. Given our operational size, appointing a designated financial expert is not currently justified.

DESCRIPTION OF CAPITAL STOCK

Introduction

Ex-Im America Ltd, incorporated on October 28, 2024, under the laws of Wyoming, is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001.

Preferred Stock

No preferred stock has been authorized to date.

Common Stock

The 100,000,000 shares of common stock grant holders:

•	Equal rights to dividends as declared by the board.
•	Rights to share proportionally in company assets in the event of liquidation.
•	No preemptive, subscription, or conversion rights, nor redemption or access to any sinking fund.
•	One non-cumulative vote per share on matters brought before shareholders.

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Authorized but Unissued Capital Stock

Wyoming law does not require stockholder approval to issue additional shares, enabling Ex-Im America Ltd to use these shares for various corporate needs, such as raising capital or facilitating acquisitions. These additional shares may influence shareholder voting power and may also allow the board to issue shares to management-aligned shareholders, which could deter takeover attempts.

Wyoming Anti-Takeover Laws

Ex-Im America Ltd is subject to the Wyoming Management Stability Act (WMSA), which applies to public corporations. Under the WMSA, certain “control share” acquisitions may require shareholder approval if they meet specified ownership thresholds, and any control share acquisition could require board and shareholder approval if it falls under these rules.

Transfer Agent

Currently, Ex-Im America Ltd has not designated a transfer agent, as it is not a requirement for private companies or those pursuing a Regulation A, Tier 1 offering. However, we remain mindful of the potential necessity of appointing a transfer agent as our shareholder base expands or if we move toward a public listing. This consideration ensures that we are prepared to meet future administrative and regulatory needs effectively.

OTCQB Considerations

Ex-Im America Ltd is considering a potential listing on the OTCQB. OTCQB stocks are generally not followed by analysts, which can result in lower trading volumes and less liquidity compared to NASDAQ-listed securities. Additionally, should Ex-Im America Ltd become DTC-eligible, shares could trade electronically, which typically improves trade execution. However, there is no assurance that DTC-eligibility will be achieved.

Rule 144

Rule 144 governs the resale of restricted securities for affiliates and non-affiliates, subject to holding periods and other conditions. Affiliates can sell limited quantities within a six-month period, while non-affiliates may sell freely after one year if they meet holding requirements. This could affect share liquidity depending on the market price and trading volume.

ERISA Considerations

Fiduciaries of employee benefit plans considering investment in Ex-Im America Ltd under ERISA should assess whether the investment is prudent, meets diversification requirements, and could result in unrelated business taxable income. They should consult with legal and financial advisors regarding compliance with ERISA and Section 4975 of the Internal Revenue Code to avoid prohibited transactions.

 LEGAL MATTERS

The validity of the Common Stock offered hereby is being passed upon for the Company by Jones & Haley, P.C., 750 Hammond Drive, Building 12, Suite 100, Atlanta, Georgia 30328.

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EXPERTS

The financial statements of the Company for the fiscal year ended December 31, 2023, and the interim period through June 30, 2024, included in this offering circular, have been prepared by the Company's management team, William Westbrook and Luis Vega, who bring extensive expertise in financial reporting and compliance.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A/A under the Securities Act regarding the shares of Common Stock offered here. This Offering Circular, constituting part of the Offering Statement, does not contain all the information in the Offering Statement or its exhibits. For more detailed information about us and this offering, we refer you to the full Offering Statement and its exhibits.

Statements in this Offering Circular regarding any contract or document filed as an exhibit to the Offering Statement are summaries and are qualified in all respects by the full text of those documents. The Offering Statement, exhibits, and schedules are accessible on the SEC’s website at www.sec.gov, where additional reports and information may also be found.

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REPORT OF IN-HOUSE ACCOUNTING

 To the shareholders and the board of directors of Ex-Im America Ltd.

Opinion on the Financial Statements

We have prepared the accompanying balance sheet of Ex-Im America Ltd. (the "Company") as of December 31, 2023, and the related statements of operations, stockholders' equity, and cash flows for the period ending December 31, 2023, and the interim period year-to-date through June 30, 2024, including the related notes (collectively referred to as the "financial statements"). In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2023, and the results of its operations and cash flows for the periods presented, in conformity with accounting principles generally accepted in the United States (GAAP).

Basis for Preparation

These financial statements are the responsibility of the Company's in-house accounting team. We have prepared the financial statements in accordance with GAAP and relevant financial standards. As a Tier 1 issuer under Regulation A, we are not required to engage an independent public accounting firm to audit our financials, and no such audit has been conducted.

Subscription Fees

The Company has generated limited revenue from subscription fees since the start of 2021. These subscription fees have been recognized as income in the respective financial periods, and all transactions are reflected in the financial statements prepared for the years 2022 and 2023.

Substantial Doubt about the Company’s Ability to Continue as a Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. To date, the Company has not incurred operating losses but has generated limited revenue from subscription fees.

The Company is actively investing in the development of its proprietary the Company application and rebuilding its website to accommodate the onboarding of thousands of subscribers and the execution of arbitrage transactions. These efforts are part of the Company’s strategy to significantly increase its revenue streams and scale operations. Although the Company has no operating losses, there is inherent uncertainty as to whether these ongoing initiatives will generate sufficient revenue to support future operations.

The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

 /s/ Luis J Vega

CFO, EX-IM AMERICA LTD

December 20, 2024

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EX-IM AMERICA LTD

Balance Sheet

For the Period ending December 31, 2023,

and the Interim Period ending June 30, 2024

ASSETS	6/30/2024	12/31/2023
Current Assets
Cash	$87	$6
Total Current Assets	87	6
Non-Current Assets
Digital Asset (Ex-Im Arbitrage Web Platform - Knack)	3,806	3,548
Total Non-Current Assets	3,806	3,548
TOTAL ASSETS	3,893	3,554
LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable (A/P)	–	–
Total Current Liabilities	–	–
Long-Term Liabilities
Long-term loans from shareholders	$1,500	1,500
Total Liabilities	1,500	1,500

Retained Earning	2,054	1,033
Common Stock, $0.0001 par value	–	–
Net Income (Loss)	339)	1,021
Total Stockholders' Equity	2,393	2,054

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$3,893	$3,554

(See accompanying notes to the financial statements.)

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EX-IM AMERICA LTD

Statement of Operations

For the Period ending December 31, 2023,

and the Interim Period ending June 30, 2024

	6/30/2024	12/31/2023
Revenues
Subscription Revenue	$359	$1,080
Total Revenues	$359	$1,080

Operating Expenses
Bank Fees	$20	$59

Total Operating Expenses	$20	$59

Gross Income	$339	$1,021
Net Income	$339	$1,021

(See accompanying notes to the financial statements.)

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EX-IM AMERICA LTD

Statement of Stockholders' Equity

For the Period ending December 31, 2023,

and the Interim Period ending June 30, 2024

Description	Preferred Shares	Common Shares	Amount (Common Stock)	Additional Paid-in Capital	Retained Earnings	Total Stockholders' Equity
Balance, January 1, 2023	-	-	-	-	1,033	2,533
Net Income (2023)	-	-	-	-	$1,021	$1,021
Balance at Dec 31, 2023	-	-	-	-	$2,054	$3,554
Balance, January 1, 2024	-	-	-	-	2,054	3,554
Net Income (2024)	-	-	-	-	$339	$339
Balance at June 30, 2024	-	-	-	-	$2,393	$3,893

(See accompanying notes to the financial statements.)

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EX-IM AMERICA LTD

Statement of Cash Flows

For the Period ending December 31, 2023,

and the Interim Period ending June 30, 2024

Description	6/30/2024	12/31/2023
OPERATING ACTIVITIES
Net Income	$339	$1,021
Adjustments to Reconcile Net Income
Net Cash Provided by Operating Activities	339	1,021
FINANCING ACTIVITIES
Net Cash Provided by Financing Activities	-	-
Common Stock	-	-

INVESTING ACTIVITIES
Digital Asset (Web Platform - Knack)	(258)	(1,113)
Net Cash Provided by Investing Activities	(258)	(1,113)

INCREASE (DECREASE) IN CASH	81	(91)
Cash at Beginning of Period	6	97
Cash at End of Period	87	6

(See accompanying notes to the financial statements.)

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Ex-Im America Ltd

NOTES TO FINANCIAL STATEMENTS

NOTE 1 - ORGANIZATION

Ex-Im America Ltd . is a corporation formed under the laws of the State of Wyoming. The company develops an online trading platform and financial application that provides real-time arbitrage data for commodities and investment portfolios. Operations began with a focus on growing subscription-based revenue.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Year-End

The company’s fiscal year ends on December 31.

Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, as well as the disclosure of contingent assets and liabilities as of the financial statement date. Actual results may differ from these estimates.

Cash Equivalents

The company considers all highly liquid investments with maturities of three months or less when purchased to be cash equivalents. For the period ending December 31, 2023, and the interim year-to-date period through June 30, 2024, the company had cash balances of $6 and $87, respectively.

Income Taxes

The company recognizes tax benefits only if it is more likely than not that the tax position will be sustained upon examination by relevant tax authorities. For the periods presented , no material adjustments to tax liabilities were recognized.

Fair Value of Financial Instruments

The company does not have any financial instruments requiring fair value measurement. Therefore, no fair value adjustments were made for assets or liabilities as of December 31, 2023, and June 30, 2024.

NOTE 3 - GOING CONCERN

The accompanying financial statements have been prepared assuming the company will continue as a going concern. As of June 30, 2024, the company had total assets of $3,893, no liabilities, and net income of $339 for the interim year-to-date period. Although the company has generated subscription-based revenue, the current financial position may not be sufficient to sustain ongoing operations without additional funding or revenue growth. Management is actively pursuing strategies to scale the platform and improve financial stability, but there can be no assurance these efforts will succeed. The financial statements do not include any adjustments that might be necessary if the company is unable to continue as a going concern.

NOTE 4 - STOCKHOLDERS' EQUITY

The company is authorized to issue 100,000,000 shares of common stock with a par value of $0.0001. As of June 30, 2024, no shares of common stock have been issued.

NOTE 5 - ACCRUED EXPENSES

As of  June 30, 2024, the company had no accrued expenses , as all operating costs were covered as incurred.

NOTE 6 - INCOME TAXES

As of  June 30, 2024, the company has not generated sufficient income to incur tax liabilities and therefore has no tax loss carryforwards or valuation allowances.

NOTE 7 - COMMITMENTS

The company has entered into agreements for the continued development and management of its trading platform . Payments for these development services are deferred until the platform generates sufficient revenue or until a mutually agreed payment plan is negotiated.

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PART 3

EXHIBITS

2.a	Articles of Incorporation

2.b	By-Laws

4.1	Subscription Agreement

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SIGNATURES

Pursuant to the requirements of Regulation A, the registrant has duly caused this Form 1-A/A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mission, State of Texas, on December 20, 2024.

Ex-Im America Ltd.

By:	/s/ Luis J Vega
Luis J Vega
President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Luis J Vega as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Form 1-A/A offering statement and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agent or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of Regulation A, this Form 1-A/A has been signed by the following persons in the capacities indicated on December 20, 2024:

Name	Title

/s/ Luis J Vega	President
Luis J Vega

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